Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
November 16, 2009	Contact: Helen W. Cornell
Executive Vice President, Finance and CFO
(217) 228-8209
GARDNER DENVER, INC. ANNOUNCES ADOPTION OF DIVIDEND POLICY
AND DECLARATION OF CASH DIVIDEND
QUINCY, IL — November 16, 2009 — Gardner Denver, Inc. (NYSE: GDI) announced today that its Board of Directors has adopted a dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its common stock. The Board declared the first quarterly dividend of $0.05 per share, payable on December 10, 2009, to stockholders of record as of November 23, 2009.
“I am very pleased to announce Gardner Denver’s initiation of a quarterly cash dividend,” said Barry L. Pennypacker, President and CEO of Gardner Denver. “Not only is 2009 the 150th anniversary of the Company’s founding, it is also the 15th anniversary of its spin-off from Cooper Industries. The initiation of a cash dividend is a fitting affirmation of the Company’s growth and development since its spin-off. Through more than 20 acquisitions since becoming a publicly traded company, Gardner Denver has evolved from a US-focused company with $175 million of revenue in 1994 to a global manufacturer with more than $2 billion of revenue in 2008. Our evolution continues through our implementation of the Gardner Denver Way which fosters operational excellence and renewed focus on the customer in all of our activities.
“The continued execution of our strategic plan and pursuit of operational excellence has resulted in our company generating strong and consistent cash flows from operating activities. Our new dividend program affords us another avenue to share our successes with our stockholders while maintaining the flexibility to invest in organic growth initiatives and selective acquisitions.”
The cash dividend policy and the payment of future cash dividends under that policy are subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of Gardner Denver stockholders and are in compliance with all laws and agreements of the Company applicable to the declaration and payment of cash dividends.

About Gardner Denver
Gardner Denver, Inc., with 2008 revenues of approximately $2.0 billion, is a leading worldwide manufacturer of screw, vane and reciprocating compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to pay an annual cash dividend and the Company’s financial ability and sources to fund the dividend program. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The Board’s expectation that dividends will continue to be paid on a quarterly basis assumes that the Company’s financial condition will permit the payment under Delaware law; that its operations will continue to generate sufficient cash flow to warrant the payment of a dividend and that market conditions and applicable laws and regulations make payment of a dividend appropriate. Any future dividend payments will depend upon the judgment of the Board, based upon the best interests of the Company, its stockholders and other constituents, and will be made only at the Board’s discretion. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Form 10-Q for the quarter ended September 30, 2009. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
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